EXHIBIT 1



                            [FORM OF CERTIFICATE]




                             FACE OF CERTIFICATE


                                           Initial
REGISTERED                                 Invested Amount:   1/
                                           $[           ]

Certificate No. R-[  ]

                                           CUSIP NO. [        ]

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                         CARCO AUTO LOAN MASTER TRUST


                           FLOATING RATE AUTO LOAN
                   ASSET BACKED CERTIFICATES, SERIES 1996-2

            evidencing a fractional undivided interest in certain
                                assets of the

                         CARCO AUTO LOAN MASTER TRUST

the corpus of which consists primarily of wholesale (i.e., dealer floorplan) receivables (the "Receivables") generated from time to time in the ordinary course of business in a portfolio of revolving financing arrangements (the "Accounts") of Chrysler Financial Corporation meeting certain eligibility criteria. This certificate (a "Certificate") does not represent an interest in, or obligation of, U.S. Auto Receivables Company (the "Seller" or "USA"), Chrysler Financial Corporation or any affiliate thereof.

--------

        1/ Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

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                                                                            2





               Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement referred to on the reverse side hereof or be valid for any purpose.

               THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


               IN WITNESS WHEREOF, the Seller has caused this Certificate to be duly executed.

                                            U.S. AUTO RECEIVABLES COMPANY,

                                              by
                                                  ------------------------
                                                  Name:
                                                  Title:

Dated:


                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates described in the within-mentioned Pooling and Servicing Agreement.

THE BANK OF NEW YORK
as Trustee,

  by
      -------------------------
      Authorized Officer



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                                                                            3




                            REVERSE OF CERTIFICATE

               This certifies that Cede & Co. (the "Series 1996-2 Certificateholder"), is the registered owner of a fractional undivided interest in certain assets of the CARCO AUTO LOAN MASTER TRUST (the "Trust") created pursuant to a Pooling and Servicing Agreement dated as of May 31, 1991, as assigned by Chrysler Auto Receivables Company to U.S. Auto Receivables Company (the "Seller") on August 8, 1991 (as assigned and as amended and supplemented from time to time, the "P&S"), among the Seller, Chrysler Credit Corporation, which has been succeeded by Chrysler Financial Corporation, as servicer (the "Servicer"), and Manufacturers and Traders Trust Company, which has been succeeded by The Bank of New York, as trustee (the "Trustee"), as supplemented by the Series 1996-2 Supplement dated as of November 30, 1996 among the Seller, the Servicer and the Trustee (the "Series Supplement"), that are allocated to the Series 1996-2 Certificateholders' Interest pursuant to the P&S and the Series Supplement. The P&S and the Series Supplement are hereinafter collectively referred to as the Pooling and Servicing Agreement. The corpus of the Trust will include (a) all of the Seller's right, title and interest in, to and under the Receivables in each Account and all Collateral Security with respect thereto owned by the Seller at the close of business on the Cut-Off Date, in the case of the Initial Accounts, and on the applicable Additional Cut-Off Date, in the case of Additional Accounts, and all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Michigan and Recoveries) thereof, (b) all of the Seller's rights, remedies, powers and privileges with respect to such Receivables under the Receivables Purchase Agreement, (c) all of the Seller's right, title and interest in, to and under the Receivables in each Account (other than any newly created Receivables in any Designated Account) and all Collateral Security with respect thereto owned by the Seller at the close of on each Transfer Date and not theretofore conveyed to the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Michigan and Recoveries) thereof, (d) all monies on deposit in, and Eligible Investments or other investments credited to, the Collection Account or any Series Account, (e) any Enhancements and (f) all other assets and interests constituting the Trust. In addition to the Certificates, the Seller's Certificate


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                                                                            4




will be issued pursuant to the Pooling and Servicing Agreement which will represent the Seller's Interest in the Trust. The Seller's Certificate will represent the interest in the Trust Assets not represented by the Investor Certificates.

               The Receivables consist of advances made directly or indirectly by Chrysler Financial Corporation to domestic automobile dealers franchised by Chrysler Corporation or any other automobile manufacturers.

               Subject to the terms and conditions of the Agreement, the Seller may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates, which will represent fractional undivided interests in certain of the Trust Assets.

               This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement to which, as amended and supplemented from time to time, the Series 1996-2 Certificateholder by virtue of the acceptance hereof assents and is bound. Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth below, this Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Pooling and Servicing Agreement (without schedules and exhibits) may be requested from the Trustee by writing to the Trustee at The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Office. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Pooling and Servicing Agreement.

               The Seller has entered into the Pooling and Servicing Agreement and the Series 1996-2 Certificates have been (or will be) issued with the intention that the Series 1996-2 Certificates will qualify under applicable tax law as indebtedness of the Seller secured by the Receivables. The Seller, each Beneficiary and each Certificateholder and Certificate Owner, by the acceptance of its Certificate or Book-Entry Certificate, as applicable, agrees to treat the Series 1996-2 Certificates as indebtedness of the Seller


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                                                                            5





secured by the Receivables for Federal income taxes, state and local income, single business and franchise taxes and any other taxes imposed on or measured by income.

               On each Distribution Date, the Trustee shall distribute to each Series 1996-2 Certificateholder of record at the close of business on the day preceding such Distribution Date (each a "Record Date") such Certificateholder's pro rata share (based on the aggregate fractional undivided interest represented by the Series 1996-2 Certificates held by such Certificateholder, except as otherwise provided in the Pooling and Servicing Agreement) of such amounts on deposit in the Collection Account and any Series Account as are payable in respect of the Series 1996-2 Certificates pursuant to the Pooling and Servicing Agreement. Distributions with respect to this Certificate will be made by the Trustee by check mailed to the address of the Certificateholder of record appearing in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation thereon (except for the final distribution in respect of this Certificate) except that with respect to Series 1996-2 Certificates registered in the name of a Depository, including Cede & Co., the nominee for The Depository Trust Company, distributions will be made in immediately available funds. Final payment of this Certificate will be made only upon presentation and surrender of this Certificate at the office or agency specified in the notice of final distribution delivered by the Trustee to the Certificateholder in accordance with the Pooling and Servicing Agreement.

               On the Distribution Date occurring after the Invested Amount is reduced to $50,000,000 or less, the Seller has the option, subject to the condition set forth in Section 7.01(c) of the Series Supplement, to purchase the entire Series 1996-2 Certificateholders' Interest in the Trust. The purchase price will be equal to the Reassignment Amount (as defined in the Series Supplement).

               This Certificate does not represent an obligation of, or an interest in, Chrysler Corporation, the Seller, the Servicer, or any affiliate of any of them and is not insured or guaranteed by any governmental agency or instrumentality. This Certificate is limited in right of payment to certain Collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Pooling and Servicing Agreement.

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                                                                            6





               The Pooling and Servicing Agreement may be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Seller and the Trustee, without the consent of any of the Series 1996-2 Certificateholders, so long as any such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Certificateholders of any outstanding Series. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under the Pooling and Servicing Agreement or otherwise. Notwithstanding anything contained therein to the contrary, the Trustee, with the consent of any Enhancement Providers, may at any time and from time to time amend, modify or supplement the form of Distribution Date Statement.

               The Pooling and Servicing Agreement may also be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Seller and the Trustee with the consent of the Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the certificates of the Investor Certificates of all adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Investor Certificateholders; provided, however, that no such amendment to the Pooling and Servicing Agreement shall (i) reduce in any manner the amount of or delay the timing of distributions to be made to Investor Certificateholders or deposits of amounts to be so distributed without the consent of such each affected Investor Certificateholder; (ii) change the definition or the manner of calculating any certificateholders' interest without the consent of each affected Investor Certificateholder;
(iii) reduce the amount available under any Enhancement without the consent of each affected Investor Certificateholder; (iv) adversely affect the rating of any Series or class by each Rating Agency without the consent of the holders of certificates of such Series or class evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of such Series or Class or (v) reduce the aforesaid percentage required to consent to any such amendment without the consent of all Investor Certificateholders. The Pooling and Servicing Agreement may not be amended in any manner which




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                                                                            7





adversely affects the interests of any Enhancement Provider without its prior consent.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized, and thereupon one or more new Series 1996-2 Certificates of authorized denominations evidencing the same aggregate fractional undivided interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.

        As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Series 1996-2 Certificates are exchangeable for new Series 1996-2 Certificates evidencing like aggregate fractional undivided interests as requested by the Certificateholder surrendering such Certificates. No service charge may be imposed for any such exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

               The Servicer, the Trustee, the Transfer Agent and Registrar and any agent of any of them, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Servicer nor the Trustee, the Transfer Agent and Registrar, nor any agent of any of them, shall be affected by notice to the contrary except in certain circumstances described in the Pooling and Servicing Agreement.

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                                                                            8







                                  ASSIGNMENT





Social Security or other identifying number of assignee

______________________




               FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________________________________________
_____________________________________________________________________________

                        (name and address of assignee)

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints _______________________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.


Dated: ___________                                      ____________________*
                                                        Signature Guaranteed:

                                                        _____________________

--------------------
(*) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the reverse of the within Certificate in every particular, without alteration, enlargement or any change whatsoever.